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                                                                   Exhibit 10.14
                                                                   -------------

                              OPERATING AGREEMENT

                                      OF

                          VALLEY CITY STEEL-7779, LLC

                       An Ohio Limited Liability Company

     THIS OPERATING AGREEMENT (the "Agreement") is made and entered into and shall be effective as of the 31st day of July, 2001, by and among VALLEY CITY STEEL-7779, LLC, an Ohio limited liability company (the "Company"), VALLEY CITY STEEL COMPANY, an Ohio corporation ("VCS") and VIKING STEEL, LLC, an Ohio limited liability company ("Viking") (VCS and Viking may be referred to hereinafter individually as a "Member", and, collectively, as the "Members"), on the following terms and conditions.

                                   SECTION 1
                                   ---------
                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement, unless the context clearly indicates otherwise, (i) all of the capitalized words in this Agreement shall have the meanings set forth in the text or Appendix and (ii) all non-capitalized words defined in the Act (as hereinafter defined) shall have the meanings set forth therein.

                                   SECTION 2
                                   ---------
                                   FORMATION
                                   ---------

     2.1  Organization.  The Company has been organized as an Ohio limited
          ------------
liability company under and pursuant to the Ohio Limited Liability Act and Ohio Revised Code Chapter 1705, et seq., as amended from time to time (the "Act"), by
                           -- ---
the filing of Articles of Organization ("Articles") with the Secretary of the State of Ohio as required by the Act.

     2.2  Purposes.  The purposes of the Company are to engage in any activity
          --------
for which limited liability companies may be formed under the Act. The Company shall have all the powers necessary or convenient to effect any purpose for which it is formed, including all powers granted by or under the Act.

     2.3  Duration.  The term of the Company shall be perpetual from the date of
          --------
filing of the Articles of Organization with the Ohio Secretary of State, unless the Company is earlier dissolved pursuant to the provisions of the Act or this Agreement.

     2.4  Principal Office.  The principal office of the Company shall be
          ----------------
located at:  804 Steel Drive, Valley City, Ohio 44280.

     2.5  Agent.  The Agent for service of process upon the Company is Patrick
          -----
James, whose address in the State of Ohio is 33790 Bainbridge Road, Suite 201, Solon, Ohio 44139. The Members may, from time to time, change the Agent by filing the appropriate documents with the Ohio Secretary of State. If the registered Agent ceases to act as such for any reason, the Members shall promptly designate a replacement Agent. The Members shall promptly file with the Ohio Secretary of State the documents required by the Act with respect to any change of the registered Agent or his address. If the Members shall fail to designate a replacement registered Agent or if the Members or the Agent fail to file the appropriate notice of a change of agent or his address, any Member may designate a replacement Agent or file a notice of change of agent or his address.

     2.6  Title to Property.  Title to all property contributed to or otherwise
          -----------------
acquired by the Company shall be held in the name of the Company.

     2.7  Intention for Company.  The Members have formed the Company as a
          ---------------------
limited liability company under and pursuant to the Act. The Members specifically intend and agree that the Company not be a partnership (including a limited partnership) or any other venture but a limited liability company under and pursuant to the Act. No Member shall be construed to be a partner in the Company or a partner of any other Member or Person and the Articles, this Agreement and the relationships created thereby and arising therefrom shall not be construed to suggest otherwise. Notwithstanding the above, the Members agree that the Company shall be treated as a partnership for tax purposes.

     2.8  Minority Business Enterprise.  The Members have formed the Company
          ----------------------------
with the specific intention of having the Company certified as a bona fide Minority Business Enterprise ("MBE") by the North East Ohio Minority Business Development Council ("NEOMBDC") of the National Minority Supplier Development Council ("NMSDC"). As soon as reasonably practicable following the effective date hereof, the Members agree to cause an MBE certification application to be completed and submitted to the NEOMBDC for approval. All Members agree to take all actions reasonably necessary to accomplish the certification of the Company as an MBE. Upon approval of the Company as an MBE by the NEOMBDC, no Member will take any actions which would jeopardize the Company's status as a certified MBE, except as otherwise specifically provided for and permitted under this Agreement.

     2.9  Competition.  Each Member will have access to the pickling and
          -----------
slitting of hot rolled steel and related services and related operations (the "Business") of the Company on an Arms-Length Transaction basis. Any formal written arrangement or supply agreement between the Company and a Member related to the Business, shall be on an Arms-Length Transaction basis. Although no specific allocations of capacity shall be made to any Member, in determining to accept an order generated by the efforts of an individual Member, the Company may consider factors such as longevity and volume, in addition to the Company's operating margin, on a particular order. Except otherwise provided in this Agreement, as long as a Member is a Member, a Member shall not be entitled to enter into transactions that are competitive with the Business of the Company. Any Member or related entity may engage in the business of slitting and/or cutting to length of cold rolled steel and related processing in competition with the Company or any other Member, in any territory, at any time during the term of this Agreement, whether directly or indirectly through another venture or entity, and no Member shall be deemed to be in violation of any fiduciary duty to the Company on account of such slitting and/or cutting to length of cold rolled steel and related processing or related activities. Neither the Company nor any Member shall have any right by virtue of this Agreement to share or participate in such other slitting and/or cutting to length of cold rolled steel activities of a Member permitted hereunder. Each Member will conduct business with the Company on an Arms-Length Transaction basis and no Member under any circumstances may interfere with or restrict the operations or management of the Company unless otherwise specifically permitted under this Agreement.

     2.10  Joint Developments.  Any and all developments, inventions, patents,
           ------------------
copyrights, or other confidential or proprietary information relating to any of the foregoing, which is produced, generated or developed by the Company or any of its employees or agents while working for the Company (each, a "Joint Development") shall be the property of, and belong to, the Company. If a Member or any of their affiliates desire to use a Joint Development in their own businesses or operations, or in the businesses or operations of any of their subsidiaries and/or affiliates, they may do so provided that all the Members have agreed in writing to allow the Company to enter into a license agreement with such Member which provides for a non-exclusive license to use the Joint Development for a period of years, not to exceed the period of existence of the Company, at a fair commercial rate and on terms equivalent to an Arms-Length Transaction. The Agreement of the Members to such request may not be unreasonably withheld.

     Any and all developments, inventions, patents, copyrights, or other confidential or proprietary information of any Member which is disclosed to the Company in confidence, shall at all times remain the property of such disclosing Member and shall be for the sole use and benefit of the Company, the Members and the related entities of the Members only, and, following the purchase of the Membership Interest of the disclosing Member pursuant to Section 9 hereof, the
                                                         ---------
Company's successors and assigns.

                                   SECTION 3
                                   ---------
                            ACCOUNTING AND RECORDS
                            ----------------------

     3.1  Records to be Maintained.  The Company shall maintain the following
          ------------------------
records at its principal office:

     (a) A current list of the full names, in alphabetical order, and last known business or residence address of each Member;

     (b) Copies of the Articles, all amendments thereto, and executed copies of any powers of attorney pursuant to which the Articles or the amendments have been executed;

     (c) Copies of this Agreement, all amendments hereto, and executed copies of any powers of attorney pursuant to which this Agreement and such amendments have been executed;

     (d) Copies of the Company's federal, state, and local income tax returns and reports, for the five (5) most recent years;

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     (e)  Copies of any financial statements of the Company for the three (3)
          most recent years;

     (f) Any other agreements or documents required by the Act or this Agreement.

     Each Member shall have the right to inspect and copy any books and records of the Company during normal business hours, at such Member's own expense.

     3.2  Accounting.  Subject to the terms of this Agreement, the particular
          ----------
accounting methods and principles to be followed by the Company shall be determined under GAAP. The Company's method of accounting for depreciation, capital purchases, expenses and amortization shall be consistent with historical practices for book purposes and the procedures and methodology utilized under GAAP.

     3.3  Reports.  The Management Committee shall prepare reports concerning
          -------
the financial condition and results of operations of the Company and the Capital Accounts of the Members in the time, manner and form as the Management Committee determines. Such reports shall be provided at least quarterly and as soon as practicable after the end of each fiscal quarter and shall include a statement of each Member's share of Profits and other items of income, gain, loss, deduction and credit. The books and records of the Company shall be reviewed as of the close of each Fiscal Year by an independent certified public accountant selected by the Management Committee, who shall make a report thereon within one hundred and twenty (120) days following the end of each Fiscal Year, unless waived unanimously by all of the Managers on the Management Committee.

     3.4  Fiscal Year.  The Fiscal Year of the Company shall begin on the first
          -----------
day of November and shall end on October 31/st/.

     3.5  Member's Accounts.  Separate Capital Accounts for each Member shall be
          -----------------
maintained by the Company. In addition, an account reflecting the Preferential Cash Balance, as defined herein shall be maintained for VCS. Each Member's Capital Account shall reflect the Member's Capital Contributions and increases for the Member's share of any net Profits, income or gain of the Company. Each Member's Capital Account shall also reflect decreases for distributions made to the Member and the Member's share of any Losses and deductions of the Company.

                                   SECTION 4
                                   ---------
                         CONTRIBUTIONS AND COMMITMENTS
                         -----------------------------

     4.1  Initial Capital Contributions.  By execution of this Agreement, each
          -----------------------------
Member shall be deemed to have made an initial Capital Contribution in cash or property having a fair market value in the amount set forth opposite that Member's name on Exhibit "A", no later than sixty (60) days from the date of this Agreement (each an "Initial Capital Contribution"). Contributions of property in lieu of cash require the unanimous written consent of all Members and unanimous agreement as to value. The Sharing Ratios and Units of the Members are set forth in Exhibit "A". Any additional Member (other than an assignee of a Membership Interest (as hereinafter defined) who has been admitted as a Member) shall make the Capital Contribution set forth in an Admission Agreement. No interest shall

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accrue on any Capital Contribution and no Member shall have any right to withdraw or to be repaid any Capital Contribution except as provided in this Agreement.

     4.2  Additional Capital Contributions.  No Member shall be obligated to
          --------------------------------
make additional capital contributions to the Company in excess of its Initial Capital Contribution except in accordance with Section 7.1(b) hereunder. If the
                                               --------------
Managers determine that the Company requires additional Capital Contributions in accordance with Section 7.1(b), then each Member shall contribute his, her or
                --------------
its share of additional Capital Contributions. A Member's share of the additional Capital Contributions shall be equal to the product obtained by multiplying the Member's Percentage and the total additional Capital Contributions required. Within thirty (30) days after the Members have determined the amount of additional Capital Contribution required, each Member shall pay the Member's share, in cash or by certified check, to the Company, unless the Management Committee decides to the contrary.

     4.3  Failure to Make Capital Contribution.  If any Member or Assignee (a
          ------------------------------------
"Delinquent Member") fails to make a Capital Contribution required to be made hereunder, any Member who is not a Delinquent Member may give the Delinquent Member a notice of such failure. If the Delinquent Member fails to pay the Capital Contribution within ten (10) business days of receipt of such notice, the Delinquent Member shall be considered a Defaulting Member and the Defaulting Member's obligation shall thereafter bear interest at the Default Interest Rate. Members who are not a Delinquent Member may elect to satisfy all or any portion of the Delinquent Member's unsatisfied Capital Contribution (the "Unpaid Contribution"). Those Members who elect to contribute (the "Contributing Members") shall do so in the ratio of their respective Units or in such other ratio as they may agree in writing. The Contributing Members advancing such amount shall be entitled to one of the following, provided such action does not reasonably jeopardize the Company's status as a certified MBE, unless the Contributing Members otherwise agree:

          i. Repayment of the amount of the Unpaid Contribution, together with interest thereon at an annual interest rate equal to four percent (4%) over the prime rate of interest designated by KeyBank, N.A., (the "Bank") as being its prime rate (the "Prime Rate"), from time to time, commencing on the due date for such contribution until the Unpaid Contribution shall have been paid in full by the Defaulting Member, together with interest thereon as herein provided; and the right to receive such Defaulting Member's share of all Distributions to which the Defaulting Member would have been entitled until such time as the full amount advanced on behalf of the Defaulting Member, together with interest thereon, as herein provided, is fully repaid; or

          ii. Treat the amount of the Defaulting Member's Unpaid Contribution as a proportionate addition to the Capital Accounts of the Contributing Members. To the extent the Unpaid Contribution is contributed by any other Member, the Defaulting Member's ownership percentage shall be reduced, and the percentage of each Contributing Member shall be increased, so that each Member's percentage is equal to a fraction, the numerator of which is that Member's total Capital Contribution and the denominator of which is the

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

               total Capital Contributions of all Members. The Chairman or Chief Executive Officer shall thereafter amend Exhibit "A" accordingly; or

          iii. Purchase (either directly or through a subsidiary, assignee or nominee) the Membership Units of the Defaulting Member for a purchase price equal to ninety percent (90%) of the Defaulting Member's Capital Account as of the date of default. If the option to purchase is exercised, the Contributing Members will pay the Defaulting Member such purchase price, in equal annual installments, over not less than a three (3) year period with interest at the rate considered the Prime Rate of the Bank from time to time, commencing on the date the aforesaid option to purchase is exercised; or

          iv. Treat the failure to make a required Capital Contribution as an event of withdrawal of the Member thereby invoking the provisions of this Agreement in the event of a voluntary withdrawal of a Member; or

          v. Require the Company to repay such excess to the advancing Member, with interest thereof, at an interest rate equal to two percent (2%) over the Bank's Prime Rate.

     Each Contributing Member advancing funds on behalf of a Defaulting Member shall elect which of the options he wishes to exercise pursuant to Section 4.3.
                                                                   -----------
If more than one Contributing Member elects to advance or purchase, the amount to be advanced or the purchase price to be paid, respectively, shall be allocated to each such Contributing Member in the same proportion as his Membership units bears to the total Membership units of all those Contributing Members who have elected to advance or purchase.

     Except as provided in this Section 4 hereof, any advance to the Company in
                                ---------
excess of a Member's required contribution shall not increase such Member's Company units or entitle such Member to an increased share of Company profits or losses.

     4.4  Loans.  Without limiting the powers of the Company, the Company may
          -----
borrow funds from time to time, required in excess of the Initial Capital Contributions to be made by the Members, to finance such Real Property lease costs and working capital needs as set forth herein. Notwithstanding such borrowings by the Company, neither VCS or any of its other affiliates or Viking or any of its other affiliates shall be a guarantor under any loans to or borrowings of the Company, unless such entity consents specifically thereto, in writing.

     4.5  Return of Capital Contributions.  A Member is not entitled to demand
          -------------------------------
the return of any part of its Capital Contributions, nor to interest in respect of either its Capital Account or its Capital Contributions. Neither the Company nor any Member has any obligation to return the Capital Contributions of any Member, except as otherwise provided under this Agreement.

                                   SECTION 5
                                   ---------
                         ALLOCATIONS AND DISTRIBUTIONS
                         -----------------------------

     5.1  Allocations.  Subject to the last sentence in this Section 5.1, except
          -----------
as may be required by the Code or this Agreement, book and/or tax net Profits and net Losses and other items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members in accordance with their Sharing Ratios. Notwithstanding the above, any management fees and expenses paid by the Company to Viking, or any interest expense attributable to Original Debt, less an amount equal to the Interest Differential Amount as hereinafter defined, shall be allocated entirely to Viking, and an amount of interest equal to the Interest Differential Amount shall be allocated entirely to VCS.

     5.2  Preferential Cash Balance.  VCS shall have credited to its account a
          -------------------------
cumulative Preferential Cash Balance as defined herein. The Preferential Cash Balance of VCS as a Member shall be cumulative from year to year, and increased or decreased as follows:

     (a) At the inception of the Company, the Preferential Cash Balance to VCS as a Member of the Company shall be zero.

     (b) The Preferential Cash Balance of VCS as a Member of the Company shall be increased by:

          (i) Distributions that are foregone by VCS to cover Original Debt Servicing Payments and/or the Excess Amount as described in
               Section 5.3 of this Agreement; and
               -----------

          (ii) The portion of additional voluntary Capital Contributions by VCS, if any, to the Company, utilized by the Company to cover the Original Debt Servicing Payments.

     (c) The Preferential Cash Balance of VCS as a member shall be decreased by Preferential Cash Distributions to VCS as described in Section 5.3 of
                                                                 -----------
          this Agreement (the "Preferential Cash Balance").

To the extent a cumulative Preferential Cash Balance exists at the time of a purchase of a Member's membership interest as described in Section 9.9 of this
                                                           -----------
Agreement, the cumulative Preferential Cash Balance shall be taken into account in calculating any purchase price to be paid pursuant to Section 9.9.
                                                         -----------

     5.3  Distributions.  Subject to Section 7.1, Distributions shall be
          -------------              -----------
declared and paid from time to time by the Company as hereinafter provided. Annually, after the close of each fiscal year of the Company (the "Relevant Fiscal Year"), the Members agree that Distributions by the Company shall be made to the Members equal to the amount of Distributable Cash for the Relevant Fiscal Year (the "Annual Distribution"), the portion of any such Annual Distribution to be paid to (i) VCS, however, shall be reduced by the sum of the following amounts: (a) all Distributions (including Tax Distributions as hereinafter defined) if any, received by VCS during the fiscal year that just then ended (the "Relevant Fiscal Year"), and (b) (until the earlier of VCS no longer being a Member of the Company or February 1, 2010, whichever occurs first), the applicable Interest Differential Amount (as hereinafter defined), incurred during such Relevant Fiscal Year; and (ii) Viking, however, shall be reduced by the sum of the following amounts: (a) all Distributions (including Tax Distributions) if any, received by Viking during the Relevant Fiscal Year, (b) any management fees ("Management Fees") paid to Viking or Viking Management, LLC during the Relevant Fiscal Year, and (c) all payments made during the Relevant Fiscal Year by the Company for Original Debt Servicing Payments [but excluding therefrom (until the earlier of VCS no longer being a Member of the Company or February 1, 2010, whichever occurs first) two and one-half percent (2-1/2%) of the interest paid on the principal balance of Five Million Four Hundred Thousand Dollars ($5,400,000) of the term debt which is part of the Original Debt.] In the event that the Company should re-finance and pay off the Original Debt, then the payoff of the Original Debt which is made as a result of such re-financing shall not be included as a deduction from the Distribution payable to Viking, provided however, the principal balance of the Original Debt on the date such Original Debt is paid off as a result of such re-financing, shall after such re-financing continue for purposes of this Agreement, and the Distributions hereunder, to be defined and classified as "Original Debt". In the event that the above reductions from the Distributions to be made to Viking exceed the amount of the Distribution to Viking (the amount by which the Distribution to Viking is exceeded, "Excess Amount"), then Viking shall receive no Distribution pursuant to the foregoing contained in this Section 5.3, shall not be obligated to return any moneys or property to the Company as a result thereof, and the Distribution to VCS shall be reduced, but not below $0, in addition to the amount set forth above, by the Excess Amount and such Excess Amount shall become part of the Preferential Cash Balance. Notwithstanding the above, other than a Tax Distribution, if a positive cumulative Preferential Cash Balance exists at the time of any Distributions, Distributions shall solely be made to VCS until the Preferential Cash Balance is equal to $0 (such Distributions "Preferential Cash Distributions"). Distributions in anticipation of a Dissolution Event or subsequent to a Dissolution Event shall be made as provided in Sections 14.2 and
14.3. To the extent there is not sufficient Distributable Cash available to cover Original Debt Servicing Payments, Viking shall first forego any and all management fees, other than for the twelve (12) consecutive calendar months commencing immediately after the date hereof, and then VCS shall forego its Distribution to cover Original Debt Servicing Payments, subject to Section 5.2.
                                                                   -----------
VCS shall not forego any Distributions to cover management fees to be paid to Viking. Notwithstanding the above, Viking shall forego any and all management fees if there is an event or condition of default under the agreements of the Company with its secured lender applicable to the Original Debt which event of default prohibits the payment of management fees or Distributions and such foregoing shall not be a default under any agreement of the Company to pay Management Fees to Viking and/or Viking Management, LLC. Distributions shall be in cash or property or partially in both, as determined by the Management Committee. However, no Distribution shall be declared or made if, after giving it effect, the Company would not be able to pay its debts as they become due in the usual course of business or the Company's total assets would be less than the sum of its total liabilities plus the amount that would be needed if the Company were to be dissolved at the time of the Distribution to satisfy the preferential rights of other Members upon dissolution that are superior to the rights of the Members receiving the Distribution, or if the making of any such Distribution would violate Ohio law or the agreements of the Company with its secured lenders applicable to the Original Debt.

     5.4  Distributions of Distributable Cash.  Unless expressly modified by
          -----------------------------------
Sections 5.2, 5.3 or some other provision of this Agreement, the Members intend
-----------------
for Distributable Cash for each taxable year of the Company, to be distributed to the Interest Holder in proportion to their percentages of ownership of the Units no later than ninety (90) days after the end of the taxable year. Notwithstanding the provisions of Sections 5.2 and 5.3, quarterly Distributions
                                  --------------------
shall be made so as to provide each Member with an amount equal to its estimated and final tax payment obligations as a result of being a Member of the Company, including but not limited to Federal, state and local income and related taxes, and such quarterly Distributions will be reconciled as of the end of the Fiscal Year ("Tax Distributions"). Such Distributions are intended to be sufficient for purposes of paying any and all types of federal, state and local income tax incurred by the Members or their affiliates (included as an affiliate, member(s) of a Member) with respect to taxable income of the Company. For purposes of the foregoing, each Member shall be deemed to have paid taxes, as a result of its membership interest in the Company, at the highest marginal tax rate applicable to such Member.

     5.5  Offset against VCS Distributions.  Notwithstanding any other provision
          --------------------------------
of this Agreement to the contrary, the Members acknowledge and agree that if a Claim under the Asset Purchase Agreement is made by the Company against VCS, and such Claim is finally resolved pursuant to the provisions of the Asset Purchase Agreement, including Section 12.21 thereof, and results in the Company having a
                     -------------
right to be indemnified by VCS pursuant to the indemnification provisions of the Asset Purchase Agreement; the Company shall have a right, upon prior written notice to VCS, and if VCS fails to indemnify the Company pursuant to the indemnification provisions of the Asset Purchase Agreement, to offset dollar for dollar against the Distributions payable to VCS as a Member of the Company the amount of such indemnification obligation under the Asset Purchase Agreement associated with such Claim.

     5.6  Allocations and Distributions to New Members and Assignees.  If Units
          ----------------------------------------------------------
are transferred or if additional Units are issued to a new Member during any Fiscal Year, Profits and Losses, for the Fiscal Year shall be allocated to the Assignee or the new or Substitute Member in accordance with Section 706(d) of the Code, using any conventions permitted by law and selected by the non-Transferring Members. All Distributions on or before the date of a Transfer shall be made to the transferor, and all Distributions thereafter shall be made to the transferee. If a Transfer does not comply with the provisions of Section
                                                                        -------
9 of this Agreement, then any Distributions shall be allocated to the Person who
-
attempted to make the Transfer.

     5.7  Curative Amendment.  The Management Committee by unanimous consent is
          ------------------
hereby authorized, upon the advice of the Company's tax counsel, to amend this
Section 5 to comply with the Code and the Regulations promulgated under Code
---------
Section 704(b); provided, however, that no amendment shall materially adversely affect any Distributions to a Member without the Member's prior written consent.

                                   SECTION 6
                                   ---------
                        MEMBERS AND MEETINGS OF MEMBERS
                        -------------------------------

     6.1  Liability of Members.  No Member shall be liable as such for the
          --------------------
liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

     6.2  Representations and Warranties.  Each Member hereby represents and
          ------------------------------
warrants to each other Member that (a) the Member is acquiring the Units for the Member's own account as an investment and without an intent to distribute the Units, and (b) the Member acknowledges that the Units have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements.

     6.3  Meetings of Members.  The Members shall meet annually at such time as
          -------------------
shall be reasonably determined by resolution of a Majority-in-Interest of the Members, commencing with the year following the adoption of this Agreement, for the purpose of transacting such business as may come before the meeting; provided, however, the failure to hold an annual meeting shall not be grounds for dissolution of the Company. Special meetings of the Members, for any purpose or purposes, may be called by any Member or Members holding at least thirty-five percent (35%) of the outstanding Units. All meetings shall be presided over by the Chairman of the Management Committee. Members may participate in any annual or special meeting through the use of any means of communication by which all of the Members may simultaneously hear each other during the meeting. A Member participating in a meeting by any such communication device is deemed to be present in person at the meeting.

     6.4  Notice and Record Date of Meetings.  Except as otherwise provided
          ----------------------------------
herein, written notice stating the place, day and hour of a meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, to each Member entitled to Vote at such meeting. If mailed, such notice shall be deemed to be delivered two calendar days after being deposited in the United States mail, addressed to the Member at its address as it appears on the books of the Company, with postage thereon prepaid. Members may waive prior notice by attending the meeting or by executing a written waiver of notice before or after the meeting. The date on which notice of the meeting is mailed shall be the record date for such determination of Members entitled to notice of or to Vote at any meeting of Members.

     6.5  Quorum.  The presence in person or by proxy of the Members
          ------
representing fifty-one percent (51%) of the outstanding Units in the Company shall constitute a quorum at any meeting of Members.

     6.6  Voting.  The Members shall have one Vote for each Unit owned by them
          ------
with respect to all matters submitted to a vote of the Members. A Member may Vote in person or by a proxy executed in writing by the Member or by a duly authorized attorney-in-fact. Such proxy shall be filed with the Member acting as Chairman of the meeting, before or at the beginning of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Assignees of a Member are entitled to receive the Member/Assignor's economic interest only and shall not become a Member and will not have a right to vote unless admitted as a Member pursuant to the provisions of Section 9 hereof.
                                                          ---------

     6.7  Required Vote.  Unless a greater vote is required under this
          -------------
Agreement, the Act or the Articles, the affirmative vote or consent of a Majority-in-Interest of the Members entitled to vote thereon or consent thereto shall be required on any matter submitted to a vote of the Members.

     6.8  Action by Members Without a Meeting.  Subject to the Act or the terms
          -----------------------------------
of this Agreement, any action required or permitted to be taken at a meeting of Members may be taken without notice and without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by the Members approving such action and delivered to the custodian of the Company's records for filing with the Company records. Unless an action requires unanimous approval, the written consent will be effective upon approval by Members holding the number of Units necessary to approve the action. Any action taken hereunder is effective when the Members holding the number of necessary Units have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent.

     6.9  Withdrawal of Member.  The Members covenant not to withdraw as a
          --------------------
Member without the prior written consent of all of the other Members if such withdrawal would cause the Company to be taxed in any way other than as a partnership for federal income tax purposes.

     6.10  Other Business Interests of Members.  Subject to Section 2.9 of this
           -----------------------------------              -----------
Operating Agreement, unless specified to the contrary in some other written agreement between the Members, each Member may have other business interests provided that such other business interests are not in conflict with or in competition with the Business of the Company. The Members shall not be obligated to devote more time and attention to the conduct of the Business of the Company than shall be required for the supervision of the ownership, operation and management of the Company's business property in accordance with the terms of this Agreement.

     6.11  Members Authority.  The provisions contained in this Section 6
           -----------------                                    ---------
supersede any authority granted to the Members pursuant to Section 1705.25(A) of the Act. Any Member who takes any action or binds the Company in violation of this Section 6 shall be solely responsible for any loss and expense incurred as
     ---------
a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense.

                                   SECTION 7
                                   ---------
                      MANAGEMENT AND MANAGEMENT COMMITTEE
                      -----------------------------------

     7.1  Management and Management Committee.
          ------------------------------------

     (a) Except for situations in which the approval of the Members is required by this Agreement or by nonwaivable provisions of the Act, and subject to the provisions of subsection (b) below, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, Managers acting by and through a Management Committee (as defined below). The Management Committee as hereinafter defined, pursuant to a majority vote of its Managers, shall manage, control, administer and operate, and make all decisions relating to, the business and affairs of the Company and exercise all power conferred upon the Company in the Act, except such as are by law, by the Articles or by this Agreement conferred upon or reserved to the Members. The Management Committee pursuant to a majority vote of its Managers shall have the right to delegate to the officers of the Company, if any, authority to exercise any power, duty or responsibility of the Management Committee not specifically reserved to the Management Committee or the Members under this Agreement. The day-to-day operations and management of the Company shall be by or under the authority of the Chairman of the Management Committee as hereinafter designated.

     (b) Notwithstanding any other provision of this Agreement to the contrary, the following actions may be undertaken only upon the affirmative vote of all the Managers:

          (i)    Admit a new or Substitute Member;

          (ii)   Make investments in Growth Capital for the Business;

          (iii) Amend or restate the Articles of Organization or this Agreement;

          (iv) Except in connection with the Asset Purchase Agreement or any instrument, document or agreement executed therewith, or contemplated thereby, enter into, amend or terminate, any agreement between the Company and any Member of the Company, other than on terms of an Arm's-Length Transaction basis;

          (v)    Guarantee any loans to a third party;

          (vi) Sell, lease, exchange or otherwise dispose of substantially all of the property and assets, with or without the goodwill, of the Company other than in connection with the dissolution of the Company pursuant to Section 14 hereof and other than
                                         ----------
                 inventory in the ordinary course of business;

          (vii) Invest in, acquire, merge with or form a legally binding affiliation or association with another entity or be a party to a merger, consolidation, exchange or acquisition;

          (viii) Change the nature of the Company's business or the purpose for which the Company was formed from other than that of pickling and slitting hot rolled steel and related processing services;

          (ix) Make any request for or accept additional Contributions of capital from a Member or offer an equity interest in the Company to any third-party;

          (x) Borrow money or otherwise commit the credit of the Company for Company activities if such borrowing or commitment of credit requires a guarantee or security from a Member or any of its affiliates;

          (xi) Change the status or certification of the Company as a Minority Business Enterprise;

          (xii) Becoming contingently liable with respect to the indebtedness of others except for the endorsement of instruments in the ordinary course of business;

          (xiii) Initiate or settle any litigation for an amount in excess of One Hundred Thousand Dollars ($100,000) and/or which is likely to affect a significant customer relationship, except for litigation involving routine employment matters or in connection with the Asset Purchase Agreement or any document, instrument or agreement executed therewith;

          (xiv) Pay any management fees to Viking or Viking Management, LLC other than for periods ending before the twelve (12) consecutive calendar months commencing after the date hereof; or

          (xv)   Restore deficit Capital Accounts.

                 In the event that any such action is consummated without the consent of Managers, such act shall be null and void and of no legal force or effect and shall be terminated.

     (c) Prior to filing a bankruptcy petition on behalf of the Company; or making any assignment for the benefit of creditors of the Company; or compromising any material sums due the Company; or appointing the Plant Manager of the Company; or approving the annual budget for the Company, the Management Committee in a meeting at which a quorum of Managers are present shall discuss said bankruptcy petition, assignment, compromise, appointment or budget.

     7.2  Number of Managers:  Establishment of Management Committee.  There
          -----------------------------------------------------------
shall be five (5) Managers of the Company. Unless and until this Agreement is amended by the Members in accordance with Section 15 of this Agreement, VCS
                                          ----------
shall have the right to appoint two (2) Managers and Viking shall have the right to appoint three (3) of the five (5) Managers. The following individuals are hereby appointed as initial Managers of the Company to serve until their respective successors are duly elected and qualified:

          VCS Appointees                Viking Appointees
          --------------                -----------------

          John F. Falcon                 Patrick K. James
          Jim Buddelmeyer                Michael Klinginsmith

                                          Jay L. Schabel

     The Managers each shall be either an officer, director or employee of the Member that appointed such Manager and each shall serve at the pleasure and on behalf of the Member that appointed such Manager. Any Manager may be removed, with or without cause, only by the Member that appointed such Manager. Any vacancy shall be filled by the Member that appointed the Manager whose seat is then vacant. Each Manager shall serve in such capacity until resignation or until removed by the Member that appointed such Manager or until such seat otherwise becomes vacant. The Managers shall act by and through a management committee (the "Management Committee") consisting of all five (5) Managers, and no individual Manager shall have authority to act individually on behalf of the Company or to bind the Company absent a specific grant of authority from the Management Committee. Viking shall designate from among the Managers of the Management Committee appointed by Viking, one (1) designee to act as Chairman (the "Chairman") of the Management Committee.

     7.3  Management Committee.
          ---------------------

     (a)  Quorum.  A majority of the Managers of the Management Committee shall
          -------
          constitute a quorum. No action shall be taken at any meeting of the Management Committee unless a quorum of the Managers of the Management Committee are present in person at such meeting. Notwithstanding that a quorum consisting of less than all of the Managers of the Management Committee may be present at any meeting of the Management Committee, all actions of the Management Committee shall require the consent of a majority of the whole authorized number of Managers of the Management Committee (unless a greater number is required under the provisions of this Operating Agreement).

     (b)  Annual Meeting.  An annual meeting of the Managers of the Management
          ---------------
          Committee shall be held immediately following the annual meeting of the Members, or as soon thereafter as is practicable. Such annual meeting shall be held at the same place at which such Members' meeting was held.

     (c)  Regular Meeting.  Except as the Management Committee may, by
          ----------------
          resolution or by-law, from time-to-time otherwise determine, regular meetings of the Managers of the Management Committee shall be held on a quarterly basis on the 15th day of each February, May, August and December during the term hereof at the principal offices of the Company. The Secretary shall give notice of each such resolution or by-law to any Manager of the Management Committee who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

     (d)  Special Meetings.  Special meetings of the Managers of the Management
          -----------------
          Committee may be called by the Chairman, or any two Managers of the Management Committee that have not been appointed to the Management Committee by the same Member, and shall be held at such times and places, within or without the State of Ohio, as may be specified in such call.

     (e)  Notice of Annual or Special Meetings.  Notice of the time and place of
          -------------------------------------
          each annual or special meeting shall be given to each Manager of the Management Committee by the Chairman or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the Manager of the Management Committee receiving it may have reasonable opportunity to participate in the meeting.
          Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least forty-eight (48) hours prior to the meeting and directed to the business address of each Manager of the Management Committee as shown upon the Company's records and, in the event of a meeting to be held through the use of communications equipment, if the notice sets forth the telephone number at which each Manager of the Management Committee may be reached for purposes of participation in the meeting as shown upon the Company's records and states that the Chairman must be notified if a Manager of the Management Committee desires to be reached at a different telephone number. The giving of notice shall be deemed to have been waived by any Manager of the Management Committee who shall participate in such meeting and may be waived, in a writing, by any Manager of the Management Committee either before or after such meeting.

     (f)  Compensation.  Unless the Managers of the Management Committee
          -------------
          unanimously otherwise agree, neither Managers of the Management Committee nor the Chairman of the Management Committee, as such, shall be entitled to receive from the Company any compensation for their services but shall be entitled to reimbursement of any expenses of attendance at any meeting of the Management Committee.

     (g)  Action by Written Consent or Telephone Conference.  Any action
          --------------------------------------------------
          permitted or required to be taken at a meeting of the Management Committee or any committee designated by the Management Committee may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by that number of the Managers of the Management Committee as members of such committee, as the case may be required to approve the action. Such consent shall have the same force and effect as a vote at a meeting that would be required to approve the action at which a quorum was present. Managers of the Management Committee, or members of any committee designated by the Management Committee, may participate in and hold a meeting of the Management Committee or any committee of Management Committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     (h)  Proxies.  A person who is entitled to attend a meeting of the
          --------
          Management Committee, to vote thereat or to execute consents, waivers or releases may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.

     (i)  Chairman to Preside.  The Chairman of the Management Committee shall
          --------------------
          preside at all meetings of Members and at all meetings of the Management Committee.

     7.4  Functions Reserved to the Management Committee.  The following actions
          -----------------------------------------------
          shall not be taken by the Chairman of the Company without the specific authorization of the Management Committee. Any action set forth in this Agreement which requires the approval of the whole Management Committee, including all actions specified in Section 7.1(b) of this
                                                        --------------
          Agreement.

     7.5  Chairman and Officers.  The day-to-day operations and management of
          ----------------------
the Company shall be exercised by or under the authority of the Chairman as designated from time to time in accordance with Section 7.2 hereof. The
                                                -----------
Management Committee may appoint, by majority vote of the Managers of the Management Committee, such officers as it may determine from time to time, which may include a President, such number of Vice Presidents as it may from time to time determine, a Secretary and a Treasurer. Any two (2) of such officers, other than President and Vice President, and Secretary and Assistant Secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Each officer of the Company shall hold office at the pleasure of the Management Committee and no officer may hold office for more than twelve (12) months following his appointment to office unless he is re-appointed to office by the Management Committee at the end of the twelve (12) month period following that appointment. The officers, subject to the direction and control of the Chairman and the Management Committee, shall do all things and take all actions necessary to run the business of the Company. Each officer shall have the duties assigned to him by this Agreement or by the Management Committee. In addition to any duties assigned by this Agreement, the Chairman of the Company shall be responsible for preparing an annual budget including a detailed capital expenditure plan and salary plan for employees of the Company for approval by the Management Committee (the "Annual Budget"). The officers' if any, and the Plant Manager shall be entitled to such compensation, if any, as may be approved from time to time by the majority vote of the Management Committee. Any officer may be removed at any time, with or without cause, by majority vote of the Managers of the Management Committee. Subject to
Section 7.1(b)(c), any vacancy in any office or in the position of Plant
-----------------
Manager, may be filled by majority vote of the whole authorized number of Managers of the Management Committee. Notwithstanding the foregoing, the Chairman shall serve until his resignation or removal. The Chairman may only be removed by Viking. Any vacancy in the position of Chairman may be filled only by Managers selected by Viking.

     7.6  Duties of Chairman.
          ------------------

     Chairman.  The Chairman shall be the chief executive officer of the Company
     ---------
and shall exercise supervision over the day-to-day business and management of the Company and over its officers, if any, subject however, to the Management Committee as provided herein. The Chairman shall have authority to sign all certificates for interests and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature; and shall have all the powers and duties as may from time to time be assigned to him by the Management Committee. The Chairman shall also have general supervision of the day-to-day management and operations of the plant, including the authority to hire and terminate production personnel, and shall be responsible for the productivity of the plant and the quality of the products produced therefrom.

     7.7   Compensation of Members.  Except as hereinafter provided, no Member
           ------------------------
shall receive monetary or any other form of compensation for routine services rendered to the Company.

     7.8   Standard of Care.  Each Manager on the Management Committee shall
           ----------------
perform his or her duties in good faith, in a manner he or she reasonably believes to be in the best interest of the Company and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Manager who so performs his or her duties as a Manager shall not have any liability by reason of being or having been a manager of the Company. The Managers do not, in any way, guarantee the return of the Members' Capital Contributions or a profit for the Members from the operations of the Company. The Managers shall not be liable to the Company or to any Member for any loss or damage sustained by the Company or by any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct, breach of this Agreement or a wrongful taking by a Manager.

     7.9   Indemnification.  The Company shall indemnify each Manager to the
           ---------------
fullest extent allowed by Section 1705.32 of the Act and any other applicable law.

     7.10  Managers have no Exclusive Duty to Company.  Except to the extent
           ------------------------------------------
agreed to in any written employment agreement entered into by and between the Company and any Manager, no Manager shall be required to manage the Company as his or her sole and exclusive job and he or she, as well as any Member, may have other interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of any Manager and/or Member or to the income or proceeds derived therefrom. Except to the extent provided for in some other agreement, neither the Manager or any Member shall incur any liability to the Company or to any Member as a result of engaging in any other business or venture.

     7.11  Management Fees.  The Company shall make periodic monthly management
           ---------------
fee payments to Viking Management, LLC of Twenty-Five Thousand Dollars ($25,000) per month for the twelve (12) consecutive months commencing immediately after the closing under the Asset Purchase Agreement, thereafter management fees are subject to Section 7.1(b).

                                   SECTION 8
                                   ---------
                                INDEMNIFICATION
                                ---------------

     8.1   General.  The Company shall indemnify any Person who was or is a
           -------
party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (excluding actions by or in the right of the Company) and whether formal or informal, by reason of the fact that the Person is or was a Member of the Company, Manager, officer or member of the Management Committee, against expenses (including counsel fees), judgments, settlements, penalties and fines (including excise taxes assessed with respect to employee benefit plans) actually or reasonably incurred in accordance with such action, suit or proceeding, if the Person acted in good faith and in a manner reasonably believed by the Person to have been, in the best interest of the Company and not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, either the Person had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not meet the prescribed standard of conduct.

     8.2  Authorization.  To the extent that a Person has been successful in the
          -------------
defense of any action, suit or proceeding referred to in Section 8.1, on the
                                                         -----------
merits or otherwise, or in the defense of any claim, issue or other matter therein, the Company shall indemnify such Person against expenses (including counsel fees) actually and reasonably incurred by the Person. Any other indemnification under Section 8.1 shall be made by the Company only as
                      -----------
authorized in the specific case, upon a determination that indemnification of the Person is permissible in the circumstances because the Person has met the applicable standard of conduct. Such determination may be made by either: (a) a Majority of the Members who are not at the time parties to such action, suit or proceeding; or (b) a written opinion authored by independent legal counsel.

     8.3  Reliance on Information.  For purposes of any determination under
          -----------------------
Section 8.1, a Person shall be deemed to have acted in good faith and to have
-----------
otherwise met the applicable standard of conduct set forth in Section 8.1 if the
                                                              -----------
action is based on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by (a) one or more Members, Managers, officers or employees of the Company or another enterprise whom the Person reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, appraisers or other Persons as to matters reasonably believed to be within the Person's professional or expert competence; or (c) the board of directors or other governing body of another entity, employee benefit plan or other enterprise of which such Person is or was serving at the request of the Company as a director, officer, partner, member, trustee, employee or agent. The provisions of this

Section 8.3 shall not be deemed to be exclusive or to limit in any way the
-----------
circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 8.1.
                                 -----------

     8.4  Advancement of Expenses.  Expenses incurred in connection with any
          -----------------------
civil or criminal action, suit or proceeding may be paid for or reimbursed by the Company in advance of the final disposition of the action, suit or proceeding, as authorized in the specific case in the same manner described in
Section 8.2, upon receipt of a written affirmation of the Member, Manager,
-----------
employee or agent's good faith belief that such Person has met the standard of conduct described in Section 8.1 and upon receipt of a written undertaking by or
                     -----------
on behalf of the Person to repay such amount if it shall ultimately be determined that the Person did not meet the standard of conduct, and a determination is made that the facts then known to those making the determination shall not preclude indemnification under this Section.

     8.5  Non-Exclusive Provisions: Vesting.  The indemnification provided by
          ---------------------------------
this Section 8 is not exclusive of any other rights to which a Person seeking
     ---------
indemnification may be entitled. The right of any Person to indemnification under this Section shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section 8.1 and, once vested, shall not later be impaired
                      -----------
as a result of any amendment, repeal, alteration or other modification of any or all of these provisions.

     8.6  Insurance.  The Company shall have the power to purchase insurance on
          ---------
behalf of any Member against any liability asserted against or incurred by such Member, in the capacity or arising out of such Member's status as a Member of the Company.

     8.7  Definitions.  For purposes of this Section 8, serving an employee
          -----------                        ---------
benefit plan at the request of the Company shall include any service as a director, officer, employee or agent of an entity which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A Person who acted in good faith and in a manner reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Company" referred to in this Section. For purposes of this Section, "party" includes any individual who is or was a plaintiff, defendant or respondent in any action, suit or proceeding, or who is threatened to be made a named defendant or respondent in any action, suit or proceeding.

                                   SECTION 9
                                   ---------
                               TRANSFER OF UNITS
                               -----------------

     9.1  General Prohibition of Transfers.  The Transfer of the Units owned by
          --------------------------------
VCS pursuant to the Merger as defined in the Asset Purchase Agreement shall be permitted hereunder. Further, provided that the terms and conditions set forth in Section 9.3 are complied with, a Member may upon prior written notice to the
   -----------
other Member(s), Transfer its Units to an Affiliate of such Member without the consent of the other Member provided that in the case of a transfer of Units by VCS, the right of offset to Distributions as set forth in Section 5.5 hereof
                                                          -----------
shall continue as if VCS were still the owner of such Units. Except as provided above, no Member shall, without the unanimous prior written consent of the other Members, sell, assign, transfer, exchange, mortgage, pledge, grant or dispose of, voluntarily, involuntarily, by operation of law or otherwise (hereinafter, a "Transfer" or any root derivative thereof) all or any part of its Membership Interest in the Company or this Agreement. Any purported Transfer of Units not in compliance with this Section 9 shall be null and void.
                        ---------

     9.2  Effective Date of Transfer.  In the event of the unanimous prior
          --------------------------
written consent of all of the Members permitting a proposed Transfer, said proposed Transfer of Units hereunder shall not be effective until the latest to occur of the following to the extent applicable:

     (a)  Any proposed Transfer that is a sale to a third party subject to
          Section 9.1 shall not be effective unless and until the requirements
          -----------
          of Section 9.1 have been satisfied.
             -----------

     (b) No Transfer of Units shall be effective unless and until the transferee has complied with Section 9.3.
                                       -----------

     (c) Any Transfer of Units shall be deemed effective as of the last day of the calendar month in which the last of the conditions specified in this Section 9.2 is satisfied.
               -----------

     9.3  Requirements for Effectiveness of Transfer.  As a condition to
          ------------------------------------------
recognizing the effectiveness of any proposed Transfer of Units, the remaining Members may require the transferor and/or the proposed transferee, to execute instruments of transfer, assignment and assumption and other documents, and to perform all other acts which the remaining Members may deem necessary or desirable to:

     (a)  Constitute such transferee, as an Assignee or a Substitute Member;

     (b) Confirm that the Person acquiring Units, or being admitted as a Member, has agreed to be subject to and bound by this Agreement, as it may be further amended, regardless of whether the Person is to be admitted as a Substitute Member or will merely be an Assignee;

     (c) Preserve the Company's status under the laws of each jurisdiction in which the Company is qualified, organized or does business after the Transfer;

     (d) Maintain the Company's classification as a partnership for federal income tax purposes;

     (e) Assure compliance with any applicable state and federal laws including securities laws and regulations; and

     (f) Maintain the Company's status as a certified MBE, unless otherwise provided herein.

     9.4  Admission of a Transferee as a Member.  A transferee of Units shall be
          -------------------------------------
admitted as a Member with respect thereto if the transferee (a) complies with
Section 9.3 and is a Member or (b) is unanimously approved as a Substitute
-----------
Member by the non-transferring Members.

     9.5  Transfer to a Person Not Admitted as a Member.  Any transfer of Units
          ---------------------------------------------
under this Section 9 to a transferee not admitted as a Member pursuant to
           ---------
Section 9.4 shall be an assignment only of income and loss rights to the
-----------
transferee. Any such transferee of Units not admitted as a Member shall be an Assignee and have no right to participate in the management of the business and affairs of the Company. Any and all rights of the Assignee shall terminate at such time when the Transferor no longer owns any Units of the Company and/or ceases to be a Member.

     9.6  Unauthorized Transfer.  If the Membership Interest of a Member or
          ---------------------
Members is in doubt, or if there is reasonable doubt as to who is entitled to a distribution of the income realized from a Membership Interest, the Company may accumulate the income until this issue is finally determined and resolved. Accumulated income will be credited to the Capital Account of the Member whose interest is in question.

     9.7  Prohibited Transfer.  Except insofar as may otherwise by required by
          -------------------
law, or permitted by Section 9 hereof, no Member's Membership Interest in the
                     ---------
Company, in whole or in part, shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, nor in any manner be subject to the debt or liabilities of any Member, and any attempt to so alienate or subject any such Membership Interest shall be null and void.

     9.8  Absolute Restriction.  Notwithstanding any provision contained herein
          --------------------
to the contrary, the transfer of a Membership Interest (including any assignment under this Section 9) or any right, title or interest therein or thereto will
           ---------
not be permitted if the interest sought to be transferred added to the total of all other Membership Interest transferred within the period of twelve (12) consecutive months ending with the proposed date of the transfer results in a termination of the Company under Section 708 of the Internal Revenue Code or if the Membership Interest sought to be transferred would jeopardize, in the reasonable opinion of the remaining Members, the status of the Company as a certified MBE, unless such remaining Members otherwise consent to such transfer.

     9.9  Repurchase of Membership Interest.
          ---------------------------------

     (a) Notwithstanding any other provisions of this Agreement to the contrary, upon the first (1/st/) day of the first (1/st/) month after the first (1/st/) anniversary date of the effective date of this Agreement and on the first (1st) day of every month thereafter (each such date being referred to herein as a "Put Date" or sometimes "Valuation Date"), VCS shall have the right to require the Company to repurchase its Membership Interest, upon sixty (60) days' advance written notice by VCS to the Company, at the price and on the terms as more fully set forth in this Section 9.9. Notwithstanding anything to
                                       -----------
          the contrary herein, the Company may at its option, assign its rights and obligations under this Section 9.9(a) to Viking, and the
                                     ---------------------------------
          performance thereof by Viking shall satisfy the obligation of the
          -----------------------------------------------------------------
          Company hereunder.
          -----------------

     (b)  The purchase price of VCS's Membership Interest under Section 9.9(a)
                                                                --------------
          above shall equal five (5) times the trailing EBITDA (as defined below) of the Company, over the prior twelve (12) month period as of the Valuation Date, multiplied by VCS's Membership Interest plus any unpaid cumulative Preferential Cash Balance provided under Section 5.2
                                                                     -----------
          hereof; less the outstanding principal balance of the secured funded debt of the Company as of the Valuation Date, over and above the outstanding principal balance of the Original Debt as of the Valuation Date, multiplied by VCS's Membership Interest (the "Put Purchase Price"). In addition to the Put Purchase Price to be paid by the Company or Viking, as applicable, the Company shall also as part of the consideration to be paid for the purchase of the VCS Membership Interest, caused to be discharged any lien and/or mortgage on the Real Property securing the Original Debt. The trailing EBITDA of the Company shall mean as of the Valuation Date, the net income or loss of the Company over the prior twelve (12) month period determined in accordance with GAAP by the then current public accounting firm engaged by the Company, plus the sum of interest expense for such period, all amounts attributable to depreciation and amortization for such period, and any extraordinary or unusual charges for such period to the extent such applicable expenses or deductions were deducted to determine net income or loss, and minus the sum of any extraordinary gains to the extent included to determine net income or loss for such period ("trailing EBITDA").

     (c) Notwithstanding any other provisions of this Agreement to the contrary, upon the first (1/st/) day of the first (1/st/) month after the first (1/st/) anniversary date of the effective date of this Agreement, and on the first (1/st/) day of every month thereafter (each such date being referred to herein as a "Call Date" or sometimes "Valuation Date"), Viking and VCS shall each have the right to purchase the Membership Interest of the other, upon sixty (60) days' advance written notice by the acquiring Member to the selling Member at the price and on the terms as more fully set forth in this Section
                                                                        -------
          9.9.
          ----

     (d)  The purchase price of VCS's Membership Interest under Section 9.9(c)
                                                                --------------
          above, shall equal the greater of Fifteen Million Dollars ($15,000,000) plus any unpaid cumulative Preferential Cash Balance provided under Section 5.2 hereof, or six (6) times the trailing
                         -----------
          EBITDA (as defined in Section 9.9(b) above) of the Company, over the
                                --------------
          prior twelve (12) month period, as of the Valuation Date multiplied by VCS's Membership Interest plus any unpaid cumulative Preferential Cash Balance provided under Section 5.2 hereof; less the outstanding
                                 -----------
          principal balance of the secured funded debt of the Company as of the Valuation Date over and above the outstanding principal balance of the Original Debt as of the Valuation Date multiplied by VCS's Membership Interest, (the "Viking Call Purchase Price"). In addition to the Viking Call Purchase Price to be paid by Viking, Viking shall also as part of the consideration to be paid for the purchase of the VCS Membership Interest, caused to be discharged any lien and/or mortgage on the Real Property securing the Original Debt. The purchase price of Viking's Membership Interest under Section 9.9(c) above, shall
                                                --------------
          equal one of the following as applicable: (i) as long as there is a lien or mortgage on the Real Property securing the Mortgage Debt or any part of the Original Debt, four and one-half (4-1/2) times the trailing EBITDA (as defined in Section 9.9(b) above), of the Company
                                         --------------
          over the prior twelve (12) month period, determined as of the Valuation Date multiplied by Viking's Membership Interest less the sum of any unpaid cumulative Preferential Cash Balance provided under
          Section 5.2 hereof, the outstanding principal balance of the Original
          -----------
          Debt as of the Valuation Date and the outstanding principal balance of the secured funded debt of the Company as of the Valuation Date over and above the outstanding principal balance of the Original Debt as of the Valuation Date, multiplied by Viking's Membership Interest; and
          (ii) if there is no lien or mortgage on the Real Property securing the Mortgage Debt or any part of the Original Debt, the greater of Fifteen Million Dollars ($15,000,000); or six (6) times the trailing EBITDA (as defined in Section 9.9(b) above) of the Company over the prior
                         --------------
          twelve (12) month period, determined as of the Valuation Date multiplied by Viking's Membership Interest less the sum of any unpaid cumulative Preferential Cash Balance provided under Section 5.2
                                                              -----------
          hereof, the outstanding principal balance of the Original Debt as of the Valuation Date and the outstanding principal balance of the secured funded debt of the Company as of the Valuation Date over and above the outstanding principal balance of the Original Debt as of the Valuation Date multiplied by Viking's Membership Interest (the "VCS Call Purchase Price").

     (e) Upon the election by VCS to sell its Membership Interest to the Company under Section 9.9(a), or the election of Viking or VCS to
                        --------------
          purchase the Membership Interest of the other under Section 9.9(c),
                                                              --------------
          the purchase price shall be paid in the following manner: at the closing, the acquiring Member or Company, as applicable, shall pay to the selling Member one hundred percent (100%) of the purchase price in cash or by certified or bank cashier's check. Notwithstanding the above, if on the Valuation Date, the leverage ratio of the Company (i.e., debt to EBITDA) is greater than 3 to 1 ("Threshold Leverage Ratio"), the purchase price to be paid by the Company, for the Membership Interest of VCS shall be paid to VCS in equal installments pursuant to the terms and conditions of a five (5) year term promissory note with interest at the Prime Rate plus three percent (3%) ("Purchase Price Note"). In addition, if on the Valuation Date, the leverage ratio of the Company is less than the Threshold Leverage Ratio, then the purchase price to be paid by the Company for the Membership Interest of VCS shall be paid to VCS as follows:

          (i) The Company shall cause the Company to either raise additional funds and/or incur debt and borrow money up to an amount which if outstanding on the Valuation Date would not cause the Threshold Leverage Ratio to be exceeded ("Additional Funds"), and utilize such Additional Funds to pay at closing the cash portion of the purchase for the Membership Interests of VCS; and

          (ii) The balance of the purchase price to be paid by the Company, if any, for the Membership Interest of VCS shall be paid to VCS in equal installments pursuant to the Purchase Price Note.

          Notwithstanding the above, the Company shall not have an obligation to acquire the whole or any part of the Membership Interest of VCS under
     Section 9.9(a), if such acquisition of the whole or any part thereof, would cause the Company to be in default under the agreements of the Company with its secured lender, applicable to the Original Debt.

     (f) The following terms and conditions shall also apply to any purchase of Membership Interests under this Section 9.9:
                                          -----------

          (i)  The closing of any purchase or sale pursuant to this Section 9.9
                                                                    -----------
               shall occur within ninety (90) days after the applicable Put Date or Call Date; provided, however, if, because of the time required to determine the purchase price of the Membership Interest being purchased, such closing cannot take place within such ninety (90) day period, the closing shall take place within ten (10) days after the determination of such purchase price at the time, date and place designated by the acquiring Member.

          (ii) Each Member appoints the Company, through its Chairman or such other manager as the Management Committee may designate, as its attorney-in-fact to execute and deliver all documents needed to convey a Membership Interest under this Section 9.9. This power
                                                         -----------
                 of attorney is coupled with an interest and continues for as long as this Agreement is in effect.

          (iii) In the event of the purchase of Membership Interests of a Member under this Section 9.9, the Members shall cooperate to
                                 -----------
                 notify all lenders and creditors of the Company of said purchase. The Company further shall indemnify and hold the selling Member harmless from and against any and all liabilities of the Company accrued or existing on or prior to the date of closing, or arising thereafter.

   9.10   Transfer of Certain VCS's Member Interest.  Notwithstanding any other
          -----------------------------------------
provisions of this Agreement to the contrary, once the mortgage on the Real Estate securing the Mortgage Debt has been discharged and released, VCS shall transfer to Viking, for the consideration of Ten Dollars ($10.00), and other good and valuable consideration as hereinafter provided, free and clear of any and all liens and encumbrances, other than the restrictions set forth herein, sufficient Units in the Company such that after the transfer, VCS's Membership Interest in the Company is equivalent to forty percent (40%) and Viking's Membership Interest in the Company is equivalent to sixty percent (60%). Notwithstanding the transfer of Units by VCS as provided in this Section 9.10,
                                                                 -------------
the Capital Account balance of VCS as of the date of the transfer of Units, shall not under any circumstances be transferred as a result of the transfer of Units under this Section 9.10.
                 ------------

   The Members and the Company agree and acknowledge that any and all taxes owed by VCS as a result of the transfer of the Membership Interest provided in this
Section 9.10, shall be paid by Viking, or the Company, provided however, if paid by the Company, such taxes and payments thereof shall be allocated solely to Viking and not VCS.

                                  SECTION 10
                                  ----------
                                    TAXES
                                    -----

   10.1  Method of Accounting For Tax Purposes.  The records of the Company
         -------------------------------------
shall be maintained on the accrual method of accounting for federal income tax purposes.

   10.2  Tax Matters Member.  Viking shall be designated as the "Tax Matters
         ------------------
Partner" of the Company pursuant to Section 6231, et seq. of the Code and regulations issued thereunder. Each Member, by the execution of this Agreement, consents to such designation of the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. The Tax Matters Partner shall take such actions as are necessary to cause each other

Member and Assignee to become a "notice partner" within the meaning of Section 6223 of the Code. The Tax Matters Partner shall not take any action contemplated by Sections 6223 through 6229 of the Code without the approval by a Majority Vote of the Members. The Tax Matters Partner shall keep all Members informed of all notices from government taxing authorities that may come to the attention of the Tax Matters Partner. The Company shall pay and be responsible for all reasonable third party costs and expenses incurred by the Tax Matters Partner in performing those duties. A Member shall be responsible for any costs incurred by the Member with respect to any tax audit or tax related administrative or judicial proceeding against any Member, even though it relates to the Company. The Tax Matters Partner shall not compromise any dispute with the Internal Revenue Service except upon a Majority Vote of the Members. The Tax Matters Partner may be replaced upon ninety (90) days notice with the approval by a Majority Vote of the Members.

     10.3  Separate Entity.  Other than for income tax purposes, the Company
           ---------------
shall be deemed an entity separate and distinct from the Members and shall not be deemed to be an aggregation of the Members.

                                  SECTION 11
                                  ----------
                            RESTRICTIVE ENDORSEMENT
                            -----------------------

     11.1  Restriction; Endorsement on Unit of Ownership Certificates.  The
           -----------------------------------------------------------
Members agree not to dispose of or encumber the Units presently owned by each of them in the Company except subject to the terms of this Agreement. Upon the execution of this Agreement, the certificates subject hereto, if any, shall be endorsed as follows:

     The Units represented by this certificate are subject to an Agreement restricting the sale of Units of Ownership in this Company. The Agreement provides certain restrictions on the transfer of this certificate which restrictions must be complied with. The aforesaid obligations and the full terms thereof are contained in the Operating Agreement of the Company, a copy of which is on file at the office of the Company and a copy of which will be provided upon written request.

     The Members agree that if any certificate, in addition to or in substitution for the certificates of the Units of Ownership of the Company presently owned by them, is issued or reissued, they will cause the Company to place a legend on the certificate similar to the foregoing legend. The Members further agree that any additional Units of Ownership issued by the Company shall be subject to the terms of this Agreement.

                                  SECTION 12
                                  ----------
                              ADDITIONAL MEMBERS
                              ------------------

     The Members, by their unanimous consent, may make a Person a Member by the Company issuing Units for such consideration as the Members by unanimous consent determine. In such event, Exhibit A to this Agreement shall be amended to
                           ------- -
reflect the issuance of Additional Units and the New Member shall execute such documents as shall be required to reflect its acquisition of Units in the Company and its agreement to be bound by the terms of the Articles and this Agreement.

                                  SECTION 13
                                  ----------
                           DISSOCIATION OF A MEMBER
                           ------------------------

     13.1 Dissociation.  No Member shall have the right or power to voluntarily
          ------------
withdraw from the Company except as otherwise provided in this Agreement. A Person ceases to be a Member upon the happening of any of the following events:

     (a) The withdrawal of a Member, provided the same is consented to by the non-withdrawing Member, (unless all of the other Members have consented to the withdrawal, the withdrawing Member will be liable for damages if the Company is taxed as anything other than a partnership for federal income tax purposes);

     (b)  The Member makes an assignment for the benefit of creditors;

     (c)  The Member files a voluntary petition of bankruptcy;

     (d)  The Member is adjudged bankrupt or insolvent;

     (e) The Member files a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statue, law or regulation;

     (f) The Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding described in Subsection (e);

     (g) Any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation, continues for one hundred twenty (120) days after the commencement thereof, or the appointment of a trustee, receiver, or liquidator for the Member or all or any substantial part of the Member's properties without the Member's agreement or acquiescence, which appointment is not vacated or stayed for ninety (90) days or, if the appointment is stayed, for ninety (90) days after the expiration of the stay during which period the appointment is not vacated;

     (h) In the case of a Member who is acting as a Member by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

     (i) If the Member is a partnership or limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company; or

     (j) In the case of a Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter if not reinstated within ninety (90) days.

     13.2  Rights of Dissociating Member.  In the event any Member dissociates
           -----------------------------
prior to the dissolution and winding up of the Company:

     (a) If the Dissociation causes a dissolution and winding up of the Company pursuant to the terms of this Agreement, the Member shall be entitled to participate in the winding up of the Company to the same extent as any other Member, except that any Distributions to which the Member would have been entitled shall be reduced by the damages sustained by the Company as a result of the dissolution and winding up; and

     (b) If the Dissociation does not cause a dissolution and winding up of the Company pursuant to this Agreement, the dissociated Person shall have no right to compel a liquidation of his Units.

                                  SECTION 14
                                  ----------
                          DISSOLUTION AND WINDING UP
                          --------------------------

     14.1  Dissolution.  The Company shall be dissolved and its affairs wound
           -----------
           up, upon the first to occur of the following events:

     (a)   The unanimous written consent of all of the Members;

     (b)   Any other event causing dissolution of the Company under the Act; or

     (c)   Upon entry of a decree of judicial dissolution.

     Notwithstanding the foregoing, at the election of VCS, the Company shall be dissolved and its affairs wound up if the Company is not certified as a Minority Business Enterprise ("MBE") by the North East Ohio Minority Business Development Council ("NEOMBDC") within one hundred eighty (180) days of the date hereof or if the Company ceases to be certified as an MBE by the NEOMBDC (or its successor organization) at any time.

     Upon the occurrence of any Event of Dissolution, a certificate of dissolution containing the information required by the Act shall be delivered to the Secretary of State of the State of Ohio for filing. The business of the Company may be continued with the written consent of the remaining Members representing at least two-thirds of the remaining equitable ownership of the Company within seventy-five (75) days after Dissociation.

     14.2  Proceeds of Liquidation.  The proceeds from liquidation of the
           -----------------------
rights, property and assets of the Company shall be applied in the following order of priority and, upon the completion of the distribution of such proceeds, the Company shall be deemed to have been entirely terminated:

     (a) The satisfaction of any outstanding obligations and liabilities to creditors of the Company who are not Members;

     (b) Establishment of any reserves which such persons as are supervising and controlling the liquidation of the Company may deem advisable with respect to any contingent or unforeseen liabilities or obligations of the Company, such reserves to be maintained in a regular trust account and at the expiration of such reasonable period of time as such persons shall deem advisable the remaining balance in the trust fund shall be distributed to the Members in accordance with the priorities herein provided for;

     (c)   Payment of any positive cumulative Preferential Cash Balance to VCS;

     (d) Payment to the Members of any accrued but unpaid interest on and repayment, if any, of the outstanding principal of any loans made to the Company by the Members hereunder or any other debts of the Company to the Members;

     (e) Distribution to the Members of that portion of such property and assets then remaining as will result in a return to each Member of the balance of its Capital Account; if such remaining property and assets are not sufficient to return to the Members the entire amounts of their Capital Accounts, such remaining property and assets shall be distributed between the Members in proportion to their Capital Accounts; and

     (f) Distribution of any balance remaining, after deducting the cost of liquidation, to the Members in accordance with their respective unit ownership.

     14.3  Deemed Distribution and Recontribution.  Notwithstanding any other
           --------------------------------------
provisions of this Section, in the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no event described in Sections 14.1 has occurred, the Company shall not be liquidated, the Company's
-------------
liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up. Instead, the Company shall be deemed to have distributed its assets in kind to the Members, who shall be deemed to have assumed and taken such assets subject to all Company liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the Members shall be deemed to have recontributed the assets in kind to the Company, which shall be deemed to have assumed and taken such assets subject to all such liabilities.

     14.4  Alternative Distribution Methods.  In the discretion of the Members,
           --------------------------------
a pro rata portion of the distributions that would otherwise be made to the Members pursuant to Section 5 of this Operating Agreement may be:
                    ---------

     (a) Distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Members, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Operating Agreement; or

     (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as practicable.

     14.5  Reimbursement of Expenses.  Subject to the limitations contained
           -------------------------
herein, the Members shall be entitled to reimbursement for out-of-pocket expenses incurred in connection with the winding up and liquidation of the business carried on by the Company. Such reimbursement shall be paid as an expense of the business carried on by the Company after all liabilities to creditors of the Company (other than any of the Members) have been repaid but prior to any repayments of or distributions to any of the Members.

                                   SECTION 15
                                   ----------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     15.1  Entire Agreement.  This Agreement and the Articles represent the
           ----------------
entire agreement among all the Members regarding the subject matter hereof. This Agreement supersedes all agreements previously made between the parties relating to the subject matter hereof unless specifically adopted herein.

     15.2  Amendment or Modification of this Agreement.  This Agreement may be
           -------------------------------------------
amended or modified from time to time only by a written instrument approved by the Unanimous Vote of the Members.

     15.3  No Partnership Intended for Non-Tax Purposes. The Members have formed
           --------------------------------------------
the Company pursuant to the Act, and expressly do not intend to form a partnership or a limited partnership. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by word or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation.

     15.4  Rights of Creditors and Third Parties under this Agreement.  This
           ----------------------------------------------------------
Agreement is entered into among the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

     15.5  Notice.  All notices required or permitted by this Agreement shall be
           ------
in writing. Notice to the Company shall be mailed to its principal office or personally delivered to the custodian of the Company's records. Notice to a Member or Assignee shall be mailed or personally delivered to the Member or Assignee at the address on Exhibit A as amended from time to time unless such
                           ---------
Member or Assignee has notified the Company in writing of a different address.

     15.6  Severability.  Every provision of this Agreement is intended to be
           ------------
severable. If any term or provision of this Agreement is illegal or invalid for any reason, the illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

     15.7  Number and Gender.  All provisions and references to gender shall be
           -----------------
deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

     15.8  Binding Effect.  Except as otherwise provided in this Agreement,
           --------------
every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors and assigns.

     15.9  Counterparts.  This Agreement may be executed in several
           ------------
counterparts, all of which shall be deemed to constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart. Facsimile signatures shall be considered as valid and binding as original signatures for all purposes under this Agreement.

     15.10 Ohio Law Controlling.  The laws of the State of Ohio, including the
           --------------------
Act, shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

     15.11 Representation.  Each party hereby represents and covenants that
           --------------
each has had the opportunity to consult with their independent attorney(s) and/or tax advisors prior to the execution of this Agreement.

     15.12 Availability of Equitable Remedies.  Since a breach of the
           ----------------------------------
provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, in addition to any other right or remedy available to him, to an injunction restraining such breach or a threatened breach, and to the specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance. Therefore, if any party hereto or the personal representatives of a decedent shall institute any action or proceeding to enforce the provisions herein, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has or have an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

     15.13 Necessary Acts.  Each of the parties hereto agrees that he will do
           --------------
any act or thing and will execute any and all certificates, instruments or other documents necessary and/or proper to make effective the provisions of this Agreement or as appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules and regulations relating to the acquisition, operation or holding of the property of the Company. The executor or administrator of a deceased Member, or guardian or personal representative of a disabled Member, shall undertake such action in his or her representative capacity for and on behalf of said Member.

     15.14  Non-Waiver.  No delay or failure by a party to exercise any right
            ----------
under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

     15.15  Construction and Interpretation.  This Agreement has been drafted
            -------------------------------
jointly and there shall be no presumption of construction against any party. The parties agree that the language of all parts of this Agreement shall in all cases be construed as a whole, according to the fair meaning, not strictly for or against any party.

                                   SECTION 16
                                   ----------
                                  ARBITRATION
                                  -----------

     Any controversy arising under or out of this Agreement shall be submitted to and settled by binding arbitration in accordance with the governing rules of the American Arbitration Association as administered through the Cleveland, Ohio office. The commercial arbitration rules of the American Arbitration Association shall apply and the controversy shall be governed by the laws of the State of Ohio. The arbitration shall be conducted before a panel of three (3) arbitrators, one of which shall be chosen by the initiating party, one of which shall be chosen by the responding party and the third of which shall be chosen by the arbitrators chosen by the parties, all of which have extensive experience in the steel industry, in Cleveland, Ohio in accordance with the commercial arbitration rules, as existing as of the time the arbitration is commenced, of the American Arbitration Association. The award rendered by the panel of arbitrators shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof, including a federal district court, pursuant to the Federal Arbitration Act. In preparation for the arbitration hearing, each party may utilize all methods of discovery authorized by the Ohio Rules of Civil Procedure, and may enforce the right to such discovery in the manner provided by said Rules. All fees and expenses of the arbitration shall be borne by the parties equally. However, each party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentations. Notwithstanding the above, the arbitrators are authorized to award any party such sums as shall be deemed proper for the time, expense, and inconvenience of arbitration, including arbitration fees and attorneys fees.
The arbitrators will not have authority, under any circumstances, to award punitive or exemplary damages.

     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                                 VALLEY CITY STEEL COMPANY

                                    /s/ John F. Falcon
                                 ------------------------
                                 By:  John F. Falcon
                                 Its: President

                                 VIKING STEEL, LLC

                                   /s/ Patrick James
                                 -----------------------
                                 By:  Patrick James
                                 Its: President and Member


                                 VALLEY CITY STEEL-7779, LLC

                                   /s/ Patrick James
                                 -----------------------
                                 By:  Patrick James
                                 Its: Chairman